HARTE HANKS, INC. ANNOUNCES SUSPENSION OF TRADING AND COMMENCEMENT OF NYSE DELISTING PROCEDURES; COMMON STOCK EXPECTED TO BEGIN TRADING ON THE OTCQX

AUSTIN, Texas - July 10, 2020 -- Harte Hanks, Inc. (NYSE: HHS) (the “Company” or “Harte Hanks”), a leading data-driven multi-channel marketing solutions firm, today announced the Company was notified by the New York Stock Exchange (“NYSE”) on July 9, 2020, that the NYSE had determined to commence proceedings to delist the Company’s common stock (the “Common Stock”) as a result of the Company’s failure to comply with the continued listing standard set forth in Section 802.02B of the NYSE Listed Company Manual to maintain either (i) at least $50 million in stockholders’ equity or (ii) at least $50 million in total market capitalization on a 30-trading day average basis. The NYSE will announce a suspension date at such time as (i) the Company does not request a review of the determination by the Committee of the Board of Directors of the NYSE (the “Committee”) within 10 business days of the notice, (ii) the Company determines that it does not intend to appeal the determination, (iii) the subsequent review of the Committee determines that the Company should be suspended or, (iv) there are other material developments.

The NYSE stated that it will apply to the Securities and Exchange Commission (“SEC”) to delist the Company’s common stock upon completion of all applicable procedures. While the Company has the ability to appeal the decision by the NYSE, Harte Hanks’ Board of Directors has determined that it is in the best interest of the Company and its shareholders to immediately begin trading on the OTCQX® Best Market (the “OTCQX”). The Company will remain subject to the public reporting requirements of the SEC following the transfer to the OTCQX and expects the Common Stock will trade under the symbol “HRTE”. The transition to the over-the-counter markets will not affect the Company’s business operations.

About Harte Hanks:

Harte Hanks is an industry leader in data-driven, omnichannel marketing solutions and logistics. The fuel that powers this Company is customer data. We offer clients around the world the strategic guidance they need across the customer data landscape as well as the executional know-how in database build and management, data analytics, data-driven creativity, digital media, direct mail, customer contact, client fulfillment, and marketing and product logistics. Harte Hanks has approximately 2,400 employees delivering solutions in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, disrupted business operations resulting from travel restrictions and reduced consumer spending, and uncertainty regarding the duration of the virus’ impact, (ii) market conditions that may adversely impact marketing expenditures and (iii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 which was filed on March 18, 2019.The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Investor Contact:

Sheila Ennis

Abernathy MacGregor

415-745-3294

sbe@abmac.com

Source: Harte Hanks, Inc.